EXHIBIT 32.1

CENTERPLATE, INC. (FORMERLY VOLUME SERVICES AMERICA HOLDINGS, INC.)
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Centerplate, Inc. (formerly Volume Services America Holdings, Inc., the “Company”) for the quarter ended March 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence E. Honig, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. sec. 1350 as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents in all material respects the financial condition and result of operations of the Company.

/s/ Lawrence E. Honig
Lawrence E. Honig
Chief Executive Officer
Date: November 8, 2004